Exhibit 12.1

COMCAST CORPORATION

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(dollars in millions)

	Years Ended December 31
	2008		2007		2006(2)		2005(2)		2004(2)		2003(2)(3)
Computation of Earnings(1):
Pretax income from continuing operations before adjustment for noncontrolling interest in consolidated subsidiaries or income or loss from equity investees	$4,097		$4,412		$3,659		$1,762		$1,824		$(89)
Fixed charges	2,589		2,419		2,163		1,872		1,937		2,067
Distributed income of equity investees	16		63		63		4		2		1
Noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges	—		(1)		(3)		(37)		(8)		—

Total Earnings	$6,702		$6,893		$5,882		$3,601		$3,755		$1,979

Computation of Fixed charges(1):
Interest expense	$2,384		$2,255		$2,033		$1,835		$1,899		$2,137
Amortized premiums, discounts and capitalized expenses related to indebtedness	55		34		31		(40)		(25)		(120)
Portion of rents representative of an interest factor	144		118		90		70		61		52
Preference security dividend requirements of consolidated subsidiaries	6		12		9		7		2		(2)

Total Fixed Charges	$2,589		$2,419		$2,163		$1,872		$1,937		$2,067

Ratio of earnings to fixed charges(1)	2.59	x	2.85	x	2.72	x	1.92	x	1.94	x	—

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preference security dividend requirements of our consolidated subsidiaries. Preferred security dividend is the amount of pretax earnings that is required to pay the dividends on outstanding preference securities. Interest associated with our uncertain tax positions is a component of income tax expense.

(2)	In July 2006, in connection with certain transactions with Adelphia and Time Warner, we transferred our previously owned cable systems located in Los Angeles, Cleveland and Dallas to Time Warner Cable. These cable systems are presented as discontinued operations for the years ended on or before December 31, 2006. Accordingly, we have adjusted the ratio of earnings to fixed charges to reflect the impact of discontinued operations. Prior to this adjustment, the ratio of earnings to fixed charges for the years ended December 31, 2005 and 2004 was 2.01x and 1.97x, respectively.

(3)	For the year ended December 31, 2003, we had a $88 million deficiency of earnings to fixed charges.

COMCAST CORPORATION

STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

(dollars in millions)

	Years Ended December 31
	2008		2007		2006(2)		2005(2)		2004(2)		2003(2)(3)
Computation of Earnings(1):
Pretax income from continuing operations before adjustment for noncontrolling interest in consolidated subsidiaries or income or loss from equity investees	$4,097		$4,412		$3,659		$1,762		$1,824		$(89)
Fixed charges	2,589		2,419		2,163		1,872		1,937		2,067
Distributed income of equity investees	16		63		63		4		2		1
Noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges	—		(1)		(3)		(37)		(8)		—
Less: Preference security dividend requirements of consolidated subsidiaries	(6)		(12)		(9)		(7)		(2)		2

Total Earnings	$6,696		$6,881		$5,873		$3,593		$3,753		$1,981

Computation of Fixed charges(1):
Interest expense	$2,384		$2,255		$2,033		$1,835		$1,899		$2,137
Amortized premiums, discounts and capitalized expenses related to indebtedness	55		34		31		(40)		(25)		(120)
Portion of rents representative of an interest factor	144		118		90		70		61		52
Preference security dividend requirements of consolidated subsidiaries	6		12		9		7		2		(2)

Total Fixed Charges	$2,589		$2,419		$2,163		$1,872		$1,937		$2,067

Ratio of earnings to combined fixed charges and preferred dividends(1)	2.59	x	2.84	x	2.72	x	1.92	x	1.94	x	—

(1)	For purposes of calculating the ratio of earnings to combined fixed charges and preferred dividends, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized, (ii) preference security dividend requirements of consolidated subsidiaries and (iii) the noncontrolling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (w) interest expensed and capitalized, (x) amortized premiums, discounts and capitalized expenses related to indebtedness and (y) an estimate of the interest within rental expense. (z) preference security dividend requirements of our consolidated subsidiaries. Preferred security dividend is the amount of pretax earnings that is required to pay the dividends on outstanding preference securities. Interest associated with our uncertain tax positions is a component of income tax expense.

(2)	In July 2006, in connection with certain transactions with Adelphia and Time Warner, we transferred our previously owned cable systems located in Los Angeles, Cleveland and Dallas to Time Warner Cable. These cable systems are presented as discontinued operations for the years ended on or before December 31, 2006. Accordingly, we have adjusted the ratio of earnings to combined fixed charges and preferred dividends to reflect the impact of discontinued operations. Prior to this adjustment, the ratio of earnings to combined fixed charges and preferred dividends for the years ended December 31, 2005 and 2004 was 2.01x and 1.97x, respectively.

(3)	For the year ended December 31, 2003, we had a $86 million deficiency of earnings to combined fixed charges and preferred dividends.